EXHIBIT 10.1

PRESS RELEASE

    Magic Software Reports Continued Strong Growth for Second Quarter of 2010

 Company reports 58% year-over-year increase in revenues and doubled net income

Or-Yehuda, Israel, August 2nd, 2010 - Magic Software Enterprises Ltd. (NASDAQ:
MGIC), a global provider of on-premise and cloud-enabled application platforms and business integration solutions, today announced its financial results for the second quarter ended June 30, 2010. All dollar amounts are quoted in US Dollars.

Financial Highlights for the Second Quarter and Six-Month periods ended June 30, 2010

o     Second quarter revenues increased 58% year-over-year;

o Operating income for the second quarter and first half more than doubled compared to the comparable periods last year;

o Operating income for the first half of 2010 doubled to $3.8 million, compared to the same period last year;

o Net income for the first half of 2010 doubled to $3.8 million, compared to the same period last year;

o Operating cash flow for the first half increased by 85% to $8.7 million compared to the same period last year.

Results

For the second quarter ended June 30, 2010, total revenues were $21.5 million, with net income of $1.9 million, or $0.06 per fully diluted share. This compares with revenues of $13.6 million and net income of $1.1 million, or $0.03 per fully diluted share, for the same period last year.

Operating income was $2.1 million, or $0.06 per fully diluted share, for the second quarter of 2010. This compares to operating income of $1.0 million, or $0.03 per fully diluted share, for the same period a year ago.

For the six-month period ended June 30, 2010, total revenues were $41.2 million, with net income of $3.8 million, or $0.12 per fully diluted share. This compares with revenues of $27.4 million and net income of $1.8 million, or $0.06 per fully diluted share, for the same period last year.

Operating income was $3.8 million, or $0.12 per fully diluted share, for the first half of 2010. This compares to operating income of $1.7 million, or $0.05 per fully diluted share, for the same period a year ago.

Total cash, cash equivalents and short-term investments as of June 30, 2010 was $25.8.

Management Commentary
Commenting on the results, Guy Bernstein, acting chief executive officer of Magic Software, said: "I am pleased to report that the positive momentum and strong growth continued in the second quarter with increased demand for our product and service offering in all regions."

Summary of the Quarter

o New customers and license sales for uniPaaS and iBOLT, particularly in Japan, Germany and France have increased;

o The new version of uniPaaS application platform, version 1.9, providing enhanced RIA, Cloud and Mobile capabilities was released in April.

o The latest iBOLT version 3.2 with new and improved connectors for Microsoft SharePoint 2010, Microsoft Dynamics CRM, Salesforce.com and HL7 was released in May.

o Significant media momentum for Magic's Cloud and Mobile enterprise application platform continues to build and include positive coverage from TechWorld, CloudVision, CIO, publicTechnology.net, eWeek.com, BCS and CRN.

o The number of new partners continued to increase. New partners signed on in the quarter include: Relational SA in Greece, ViCi Consulting in the Netherlands, Osiatis in France, Wizrom Software in Romania and Connect Distribution in Poland.


Non-GAAP Financial Measures

This release includes non-GAAP operating income, net income, basic and diluted earnings per share and other non-GAAP financial measures. These non-GAAP measures exclude the following items:

-     Amortization of purchased intangible assets;

-     In-process research and development capitalization and amortization and;

-     Equity-based compensation expense.

Magic Software's management believes that the presentation of non-GAAP measures provide useful information to investors and management regarding financial and business trends relating to the Company's financial condition and results of operations as well as the net amount of cash generated by its business operations after taking into account capital spending required to maintain or expand the business.

These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Magic Software believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with Magic Software's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Magic Software's results of operations in conjunction with the corresponding GAAP measures.

Please refer to the Reconciliation of Selected Financial Metrics from GAAP to Non-GAAP tables below.

                                    -- ## --

About Magic Software

Magic Software Enterprises Ltd. (NASDAQ: MGIC) is a global provider of on-premise and cloud-enabled application platform solutions - including full client, rich internet applications (RIA), mobile or Software-as-a-Service (SaaS) modes - and business and process integration solutions. Magic Software has 13 offices worldwide and a presence in over 50 countries with a global network of ISVs, system integrators, value-added distributors and resellers, as well as consulting and OEM partners. The company's award-winning, code-free solutions give partners and customers the power to leverage existing IT resources, enhance business agility and focus on core business priorities. Magic Software's technological approach, product roadmap and corporate strategy are recognized by leading industry analysts. Magic Software has partnerships with global IT leaders including SAP AG, salesforce.com, IBM and Oracle. For more information visit about Magic Software and its products and services, visit www.magicsoftware.com, and for more about our industry-related news, business issues and trends, read the Magic Software Blog.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product conditions, both here and abroad, release and sales of new products by strategic resellers and customers, and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.


Magic is the trademark of Magic Software Enterprises Ltd. All other trademarks are the trademarks of their respective owners.

Company Contact:


KCSA Strategic Communications
Marybeth Csaby / Rob Fink
212-896-1236 / 212-896-1206
magicsoftware@kcsa.com

MAGIC SOFTWARE ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF INCOME
U.S. DOLLARS IN THOUSANDS (EXCEPT PER SHARE DATA)

                                            Three months ended     Six months ended
                                                 June 30,             June 30,
                                            ------------------    ------------------
                                              2010      2009       2010       2009
                                            -------    -------    -------    -------
                                                 Unaudited             Unaudited
Revenues ................................    21,468     13,595     41,179     27,365
Cost of Revenues ........................    12,666      6,443     23,913     13,180
                                            -------    -------    -------    -------
Gross profit ............................     8,802      7,152     17,266     14,185
                                            -------    -------    -------    -------
Research and development, net ...........       409        260      1,040        599
Selling, marketing and general and
    administrative expenses .............     6,325      5,937     12,404     11,891
Total operating costs and expenses ......     6,734      6,197     13,444     12,490
                                            -------    -------    -------    -------
Operating income ........................     2,068        955      3,822      1,695
                                            -------    -------    -------    -------
Financial expenses, net .................      (429)       (78)      (316)       (14)
Other income, net .......................        19        286         80        286
                                            -------    -------    -------    -------
                                            -------    -------    -------    -------
Income before taxes on income ...........     1,658      1,163      3,586      1,967
Taxes on income .........................      (246)        76       (168)       166
                                            -------    -------    -------    -------
Net income ..............................     1,904      1,087      3,754      1,801

Net earnings per share attributable to
   Magic Software:
Basic ...................................      0.06       0.03       0.12       0.06
                                            =======    =======    =======    =======
Diluted .................................      0.06       0.03       0.12       0.06
                                            =======    =======    =======    =======

Weighted average number of shares used in computing net earnings per share

        Basic ...........................    31,982     31,894     31,982     31,894
                                            -------    -------    -------    -------
        Diluted .........................    32,507     32,009     32,429     31,973
                                            -------    -------    -------    -------

MAGIC SOFTWARE ENTERPRISES LTD.
RECONCILIATION BETWEEN GAAP AND NON-GAAP
STATEMENTS OF INCOME FOR COMPARATIVE PURPOSES
U.S. DOLLARS IN THOUSANDS (EXCEPT PER SHARE DATA)

                                                   Three months ended     Six months ended
                                                        June 30,              June 30,
                                                   ------------------    ------------------
                                                    2010       2009       2010       2009
                                                   -------    -------    -------    -------
                                                        Unaudited             Unaudited
GAAP operating income .........................      2,068        955      3,822      1,695
Amortization of capitalized software
   and other intangible assets ................      1,007        881      1,957      1,750
Capitalization of software development ........       (856)      (830)    (1,567)    (1,585)
Stock-based compensation ......................         23         69         59        125
                                                   -------    -------    -------    -------
Total adjustments to GAAP .....................        174        120        449        290
                                                   -------    -------    -------    -------
Non-GAAP operating income .....................      2,242      1,075      4,271      1,985
                                                   =======    =======    =======    =======


GAAP net income ...............................      1,904      1,087      3,754      1,801
Total adjustments to GAAP as above ............        174        120        449        290
                                                   -------    -------    -------    -------
Non-GAAP net income ...........................      2,078      1,207      4,203      2,091
                                                   =======    =======    =======    =======


Non-GAAP basic net earnings per share .........       0.07       0.04       0.13       0.07
                                                   =======    =======    =======    =======
Weighted average number of shares used in
   computing basic net earnings per share .....     31,982     31,894     31,982     31,894
                                                   -------    -------    -------    -------

Non-GAAP diluted net earnings per share .......       0.06       0.04       0.13       0.07
                                                   =======    =======    =======    =======
Weighted average number of shares used in
   computing diluted net earnings per share ...     32,552     32,123     32,476     32,035
                                                   -------    -------    -------    -------

MAGIC SOFTWARE ENTERPRISES LTD.
CONSOLIDATED BALANCE SHEETS
U.S. DOLLARS IN THOUSANDS

                                                                    June 30,   December 31,
                                                                      2010         2009
                                                                     ------       ------
                                                                  (Unaudited)
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents ...............................       21,071       24,350
     Short-term bank deposits ................................        1,106       13,838
     Available-for-sale marketable securities ................        3,593        3,680
     Trade receivables, net ..................................       15,453       12,004
     Other accounts receivable and  prepaid expenses .........        3,190        3,869
     Current assets of discontinued operation ................         --             27
                                                                     ------       ------
Total current Assets .........................................       44,413       57,768
                                                                     ------       ------

LONG-TERM RECEIVABLES:
    Severance pay fund .......................................          310          404
    Other Long-term receivables ..............................        1,463          749
                                                                     ------       ------
Total other long-term receivables ............................        1,773        1,153

PROPERTY AND EQUIPMENT, NET ..................................        1,811        1,762
IDENTIFIABLE INTANGIBLE ASSETS AND
    GOODWILL, NET ............................................       34,334       26,868
                                                                     ------       ------

TOTAL ASSETS .................................................       82,331       87,551
                                                                     ======       ======

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
     Short-term credit and current maturities of long term
        loans ................................................           23           43
     Trade payables ..........................................        2,282        2,662
     Accrued expenses and other accounts payable .............       10,201       25,159
      Deferred revenues ......................................        5,641        1,569
     Current liabilities of  discontinued operation ..........         --            314
                                                                     ------       ------
Total current liabilities ....................................       18,147       29,747
                                                                     ------       ------

NON CURRENT LIABILITIES:
     Long-term loans .........................................            5           10
     Liability due to aqusiotion activities ..................        3,150         --
     Accrued severance pay ...................................          512          606
                                                                     ------       ------
Total non-current Liabilities ................................        3,667          616
                                                                     ------       ------

EQUITY .......................................................       60,517       57,188
                                                                     ------       ------

TOTAL LIABILITIES AND EQUITY .................................       82,331       87,551
                                                                     ======       ======